SIEGEL*SMITH LLP
--------------------------------------------------------------FINANCIAL ADVISORS
CERTIFIED PUBLIC ACCOUNTANTS

Member American Institute of                             400 S. Sierra Avenue
Certified Public Accountants                             Solana Beach, CA 92075
                                                         Telephone 858.792.8606
                                                         Facsimile 858.792.8608


      Securities Exchange Commission

      Siegel*Smith, LLP has read the disclosure included in the 8-K filing of Rimpac Resources Ltd. regarding Item 4. Change in Registrant's Certifying Accountant. This firm agrees with the disclosure without exception as stated in Form 8-K.



      /s/ SIEGEL SMITH

      Siegel*Smith LLP
      Solana Beach, CA  92075

      August 20, 2002